Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 4, 2017 except for the effect of the share split described in Note 21 of the consolidated financial statement, as to which the date is October 23, 2017 relating to the financial statements, which appears in Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-220954) of PPDAI Group Inc. filed on October 30, 2017.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, The People’s Republic of China

March 29, 2018